Exhibit 99.2

Gateway to Exercise Right of First Refusal to Acquire Control of Packard Bell BV; Also In Discussions to Sell Professional Business Segment

IRVINE, CALIFORNIA, USA (27 August, 2007) – Gateway, Inc. (NYSE: GTW) today announced that it intends to exercise its right of first refusal to acquire from Lap Shun (John) Hui, all of the shares of PB Holding Company, S.ar.l, the parent company for Packard Bell BV, a leading European PC vendor based in Paris. Mr. Hui sold the privately-held eMachines, Inc. to Gateway in March 2004.

Gateway acquired the right of first refusal as part of a June 2006 agreement with Mr. Hui that waived certain non-compete arrangements in connection with his purchase of Packard Bell BV. Pursuant to the right of first refusal, Gateway received a notice from Mr. Hui offering to sell all of the shares of PB Holding Company, S.ar.l, to Gateway at a price based on an offer received by Mr. Hui from a third party.

Gateway also disclosed that it is in discussions to sell its U.S.-based Professional business to a third party. Gateway’s Professional business is focused primarily on education, government and business customers.

The acquisition of Packard Bell BV and the sale of the Professional business, if completed, are consistent with Gateway’s strategy to focus resources on growing its overall consumer business, both in the U.S. and internationally.

No additional details are being provided at this time.

About Gateway

Since its founding in 1985, Irvine, Calif.-based Gateway (NYSE: GTW) has been a technology pioneer, offering award-winning PCs and related products to consumers, businesses, government agencies and schools. Gateway is the fourth largest PC company in the U.S. and among the top ten worldwide. The company’s value-based eMachines brand is sold exclusively by leading retailers worldwide, while the premium Gateway line is available at major retailers, over the web and phone, and through its direct and indirect sales force. See http://www.gateway.com/ for more information.

Special note

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not materialize or prove incorrect, could cause Gateway’s results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be forward-looking statements, including any projections or preliminary estimates of earnings, revenues, or other financial items; any statements of plans, strategies and objectives of management for future operations; the extent of seasonal changes in demand; any statements regarding proposed new products, services or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks that contribute to the uncertain nature of these statements include, among others, risks related to shifting our distribution model to third-party retail; competitive factors and pricing pressures, including the impact of aggressive pricing cuts by larger competitors; general conditions in the personal computing industry, including changes in overall demand and average selling prices, shifts from desktops to mobile computing products and information appliances and the impact of new microprocessors and operating software; the ability to simplify the company’s business, change its distribution model and restructure its operations and cost structure; component supply shortages; short product cycles; the ability to access new technology; infrastructure requirements; risks of international business; foreign currency fluctuations; risks relating to new or acquired businesses, joint ventures and strategic alliances; risks related to financing customer orders; changes in accounting rules; the impact of litigation and government regulation generally; inventory risks due to shifts in market demand; the impact of employee reductions and management changes and additions; and general economic conditions, and other risks described from time to time in Gateway’s Securities and Exchange Commission periodic reports and filings. Gateway assumes no obligation to update any forward-looking statements to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE: Gateway, Inc.

CONTACT: media, David Hallisey, +1-949-471-7703,

david.hallisey@gateway.com or investors, Marlys Johnson, +1-605-232-2709

marlys.johnson@gateway.com

Web site: http://www.gateway.com/